Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information, dated April 10, 2024, which are incorporated by reference in this Post-Effective Amendment No. 28 to the 1933 Act Registration Statement (Form N-6, File No. 333-139960) of Lincoln Life Flexible Premium Variable Life Account M (the “Registration Statement”), dated July 24, 2024.

We also consent to the use of our reports (1) dated March 15, 2024, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (2) dated April 3, 2024, with respect to the financial statements of each of the subaccounts within Lincoln Life Flexible Premium Variable Life Account M, for the year ended December 31, 2023, incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
July 24, 2024